Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18743) of United Technologies Corporation of our report dated June 18, 2004 relating to the financial statements of the United Technologies Corporation Employee Savings Plan II, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

June 18, 2004